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                                                                  EXHIBIT 10.9.3

                                    AMFM INC.

                          SECOND AMENDMENT TO THE 1998
                           AMFM INC. STOCK OPTION PLAN

         THIS SECOND AMENDMENT TO THE 1998 AMFM INC. STOCK OPTION PLAN (this "Amendment") is made and adopted by AMFM Inc., a Delaware corporation (formerly Chancellor Media Corporation, the "Company"), effective as of March 31, 2000.

                                    RECITALS

         WHEREAS, in contemplation of the consummation of the merger (the "Clear Channel Merger") of CCU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Clear Channel Communications, Inc., a Texas corporation, with and into the Company, the Board of Directors of the Company approved this Amendment to amend the terms and provisions of The 1998 AMFM Inc. Stock Option Plan (the "Plan"); and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Plan.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Section 7.1 is amended and restated in its entirety to read as follows:

                  7.1      Assignment or Transfer.

                  (a) Transfer of Incentive Stock Options. Incentive Stock Options are not transferrable by an Optionee other than by will or the laws of descent and distribution.

                  (b) Transfer of Non-Qualified Stock Options.

                           (i) Permitted Transferees. The Board or the Committee
                  may, in its sole discretion, permit an Optionee to transfer all or any portion of a Non- Qualified Stock Option, or authorize all or a portion of any Non-Qualified Stock Option to be granted to an Optionee to be on terms which permit transfer by such Optionee to any individual, firm, company, corporation, partnership, trust or other entity (a "Permitted Transferee"), including pursuant to a QDRO entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order; provided that subsequent transfers of Non-Qualified



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                  Stock Options transferred as provided above shall be
                  prohibited except subsequent transfers back to the original Optionee.

                           (ii) Other Transfers and Exercise Rights. Except as
                  expressly permitted by Section 7.1(b)(i), Non-Qualified Stock Options requiring exercise shall not be transferable other than by will or the laws of descent and distribution. In the event that a legal representative has been appointed in connection with the disability of an Optionee, the Optionee's Options may be exercised by the legal representative.

                           (iii) Effect of Transfer. Following the transfer of
                  any Non-Qualified Stock Option as contemplated by Sections 7.1(b)(i) and 7.1(b)(ii), (A) such Non-Qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Optionee" shall be deemed to refer to the Permitted Transferee or the estate or heirs of a deceased Optionee, as applicable, to the extent appropriate to enable the Optionee to exercise the transferred Non- Qualified Stock Option in accordance with the terms of this Plan and applicable law, (B) the provisions of Section 4.4 hereof shall continue to be applied with respect to the original Optionee and, following the occurrence of any such events described therein, the Non-Qualified Options shall be exercisable by the Permitted Transferee, the recipient under a domestic relation order, or the estate or heirs of a deceased Optionee, as applicable, only to the extent and for the periods specified in Section 4.4, and (C) in the discretion of the Board or the Committee, all voting control in the Common Stock transferred pursuant to the exercise of Non-Qualified Stock Options shall be retained in the original Optionee.

                           (c) Procedures and Restrictions. Any Optionee
            desiring to transfer an Option as permitted under Section 7(a) or 7(b) shall make application therefor in the manner and time specified by the Board or the Committee and shall comply with such other requirements as the Board or the Committee may require to assure compliance with all applicable tax and securities laws. The Board or the Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under Section 16(b) of the Exchange Act, or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

         2. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.



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         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                         AMFM INC.


                                         By:          /s/ W. Schuyler Hansen
                                                  ------------------------------
                                         Name:    W. Schuyler Hansen
                                         Title:   Senior Vice President and
                                                  Chief Accounting Officer


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